                                 SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the registrant    [X]          Commission File No.     0-15424

Filed by a party other than the registrant       [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of Commission Only (as permitted by Rule 14a-6 (e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Vaughn Communications, Inc.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
    Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

(1) Title of each class of securities to which transaction applies:


-------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------

(5) Total fee paid:


-------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

-------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No. 1:

-------------------------------------------------------------------------------

(3) Filing Party:

-------------------------------------------------------------------------------

(4) Date Filed:

-------------------------------------------------------------------------------

                          VAUGHN COMMUNICATIONS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 23, 1998

To the Shareholders of Vaughn Communications, Inc:

     The 1998 Annual Meeting of Shareholders of Vaughn Communications, Inc. (the "Company") will be held at The Marquette Hotel, Seventh and Marquette, Minneapolis, Minnesota, 55402, on Tuesday, June 23, 1998, at 4:00 P.M. for the following purposes:

     (1)  To elect two directors as described in the accompanying Proxy
          Statement.

     (2) To consider and act upon a Proposal to approve the Company's 1998 Stock Option Plan.

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on May 1, 1998 will be entitled to vote at the meeting or any adjournments. You are cordially invited to attend the meeting.

     Please sign, date and return the enclosed form of Proxy whether or not you plan to come to the meeting. Your cooperation in promptly signing and returning your Proxy will be helpful and appreciated and will help avoid further solicitation expense.

                                       By Order of the Board of Directors

                                       /s/ M. Charles Reinhart

                                       M. Charles Reinhart
                                       Secretary

Minneapolis, Minnesota
May 26, 1998

                          VAUGHN COMMUNICATIONS, INC.
                             5050 WEST 78TH STREET
                         MINNEAPOLIS, MINNESOTA  55435
                      __________________________________

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 23, 1998
                      __________________________________


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vaughn Communications, Inc. (the "Company") of proxies in the accompanying form from holders of shares of Common Stock to be voted at the Annual Meeting of Shareholders to be held at the Marquette Hotel, Seventh and Marquette, Minneapolis, Minnesota, 55402, on June 23, 1998, commencing at 4:00 P.M., and at any adjournment thereof.

     As of the close of business on May 1, 1998, the record date for the meeting, the Company had outstanding 4,088,582 shares of its $.10 par value Common Stock entitled to vote at the meeting. The presence of shareholders owning at least 2,044,291 shares of Common Stock, in person or by Proxy, will constitute a quorum for the transaction of business. Each share is entitled to one non-cumulative vote for each director to be elected and on any additional proposals and matters of business to be brought before the Annual Meeting. Common Stock is the only class of voting equity securities currently authorized.

     A shareholder may revoke a Proxy at any time before it is exercised by filing with the Secretary of the Company a revoking statement, by executing a Proxy bearing a later date or by voting in person at the Annual Meeting.
Mere attendance by the shareholder at the Annual Meeting does not have the effect of revoking a Proxy previously given. When a Proxy in the accompanying form is returned properly signed, the shares represented will be voted in accordance with the shareholder's instructions. If no instructions are indicated on the Proxy, the shares will be voted in favor of the proposals to be considered at the Annual Meeting.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited by mail, and, in addition, directors, officers and regular employees of the Company (who will not receive any additional compensation) may solicit proxies personally, by telephone or by special correspondence. The Company will reimburse brokerage firms and others for their expenses in forwarding Proxy materials to the beneficial owners of the Company's Common Stock.

     This Proxy Statement and the accompanying Proxy will be mailed to each shareholder of record as of May 1, 1998 on or about May 26, 1998, together with the Company's Annual Report to Shareholders, including the audited financial statements of the Company for the year ended January 31, 1998, reported on by Ernst & Young LLP, independent auditors.

                               VOTING PROCEDURES

     Where specific instructions are not indicated, the Proxy will be voted FOR the election of all directors as nominated. Shareholder abstentions and broker "non-votes" (proxies returned by a broker indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote a particular proposal) will be counted as present or represented at the Annual Meeting of Shareholders for purposes of determining the existence of a quorum. Abstentions with respect to any matter brought to a vote at the Annual Meeting will be treated as shares voted for purposes of calculating the votes cast with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Broker non-votes with respect to any matter brought to a vote at the Annual Meeting will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. An affirmative vote of a majority of the shares present or represented by Proxy at the Annual Meeting is required for the election of each of the nominee directors and for approval of any other proposal that may be presented at the Annual Meeting.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of May 1, 1998, the only persons to the knowledge of the Board of Directors who owned beneficially 5% or more of the Company's outstanding shares of Common Stock, the Common Stock beneficially owned by the named executive officers of the Company set forth in the Summary Compensation Table and by the Company's executive officers and directors as a group were:


  Name and Address                Number of Shares
 of Beneficial Owner                and Nature of              Percent
or Identify of Group            Beneficial Ownership(1)       of Class(2)
--------------------------      -----------------------       -----------
E. David Willette                    887,164(3)                  21.3%
5050 West 78th Street
Minneapolis, MN  55435

Donald J. Drapeau                     46,400(4)                   1.1%
5050 W. 78th Street
Minneapolis, MN  55435

William D. Dornbusch                  67,357(5)                   1.6%
5050 West 78th Street
Minneapolis, MN  55435

M. Charles Reinhart                   79,761(6)                   1.9%
5050 West 78th Street
Minneapolis, MN  55435

Douglas Olzenak                       15,129(7)                    .4%
5050 West 78th Street
Minneapolis, MN  55435

                                      2

Dimensional Fund Advisers            227,800(8)                   5.6%
1299 Ocean Avenue
Santa Monica, CA  90401

All Executive Officers and         1,620,015(9)                  37.6%
Directors as a Group
(12 persons)


---------------------------
(1) Each person or group has sole voting and investment power with respect to all shares beneficially owned by such person or group.

(2) The percentage of beneficial ownership includes shares that may be acquired under outstanding options that are or will be exercisable on or before July 1, 1998 for only the respective individual or group.

(3) Includes options to purchase 81,525 shares of Common Stock, none of which may be voted at the Annual Meeting.

(4) Includes options to purchase 25,500 shares of Common Stock, none of which may be voted at the Annual Meeting.

(5) Includes options to purchase 18,265 shares of Common Stock, none of which may be voted at the Annual Meeting.

(6) Includes options to purchase 18,268 shares of Common Stock, none of which may be voted at the Annual Meeting.

(7) Includes options to purchase 8,316 shares of Common Stock, none of which may be voted at the
     Annual Meeting.

(8) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 227,800 shares of Vaughn Communications stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participant Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(9) Includes options to purchase 225,874 shares of Common Stock, none of which may be voted at the Annual Meeting. Of the number of shares beneficially owned by the group, 1,394,141 were outstanding on the record date and are entitled to vote at the Annual Meeting (approximately 34% of all shares entitled to vote.)

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10% of its outstanding shares of Common Stock, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with in a timely manner, except that William D. Dornbusch, the Company's former Vice President and General Manager of the Company's Products Division, failed to timely file one report with respect to two transactions; Donald J. Drapeau, the Company's President and a director failed to timely file one report with respect to one transaction; and each of Michael R. Sill, William D. Smith and Harold G. Wahlquist, who are directors of the Company, failed to timely file one report with respect to one transaction.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Company's Articles provides for a Board of Directors (sometimes referred to herein as the "Board") of not fewer than three nor more than fifteen members. The Board has set the number of directors at nine. The Articles also classify the Board into three classes, as nearly equal in number as possible, with each director, except as provided in the following paragraph with regard to vacancies, serving a three-year term and with the terms of each class staggered so that, except as provided in the following paragraph with regard to vacancies, only one class is elected at each year's Annual Meeting of Shareholders.

     Vacancies that occur during a term and vacancies that result from any newly created directorships may be filled solely by an affirmative two-thirds majority vote of the continuing directors. In either case, any director appointed to fill such a vacancy is required to stand for election at the next meeting of shareholders. If re-elected, such director's term would end with the term of his or her respective class of directors.

     The proxies named on the enclosed Proxy intend to vote for the election of nominees Jeffery Johnson and Harold Wahlquist as the directors to be elected for the term expiring at the 2001 Annual Meeting. Messrs. Johnson and Wahlquist are the members of the regular class of directors elected by the shareholders, the term of which will expire at this year's Annual Meeting. In addition to being a director, Mr. Wahlquist is a member of the Company's Compensation Committee.

     A Stock Purchase Agreement dated April 4, 1995, between the Company and Jeffrey Johnson and Robert Harmon (the "Centercom Purchase Agreement"), pursuant to which the Company acquired the capital stock and videotape duplication businesses of Centercom, Inc. and Centercom South, Inc.

(referred to herein collectively as "Centercom"), entitles Messrs. Johnson and Harmon to be nominated as directors by the Company's Board of Directors and serve as directors of the Company and members of the Audit Committee of the Board, until the latter of April 4, 1999, or the date on which they collectively cease to beneficially own at least 1% of the Company's then outstanding shares of Common Stock. In accordance with the Centercom Purchase Agreement, E. David Willette, the Company's Chief Executive Officer, has agreed to vote the shares of the Company's outstanding Common Stock which he beneficially owns for the election of Messrs. Johnson and Harmon as directors of the Company. (See Mr. Willette's current Common Stock ownership in the table below.) Mr. Harmon was appointed to the Board of Directors on April 4, 1995 in connection with the acquisition of Centercom and elected as a director at the 1996 Annual Meeting for a term expiring at the 1999 Annual Meeting. Mr. Johnson was appointed to the Board of Directors on April 4, 1995 in connection with the Centercom acquisition for a term expiring at the 1998 Annual Meeting.

     Proxies cannot be voted for a greater number of directors than the two directors to be elected at this year's Annual Meeting. Each nominee named above has indicated a willingness to serve; however, in the event any of the nominees should become unable to serve as a director, the Proxy will be voted in accordance with the best judgment of the persons acting under the Proxy.

     Seven other current directors have terms that do not expire at this year's Annual Meeting of Shareholders. Each will continue to serve his full term. Information concerning the persons nominated for election as directors, as well as those continuing in office, is set forth in the following table:



                                                                          Common Stock Beneficially Owned
                                                                                     May 1 , 1998
                                                                        --------------------------------------
                                                                                     Number of
                                                                                    Shares and
                                                                        Served as    Nature of
                                                                        Director     Beneficial     Percent of
Name and Age(1)                     Principal Occupation (2)              Since    Ownership(3)(4)   Class(4)
----------------------   --------------------------------------------  ----------  ---------------  ----------
Rodney P. Burwell        Chairman of the Board, Xerxes Corporation        1993         148,150        3.6%
59                       (Manufacturer of fiberglass underground fuel
                         storage tanks), Minneapolis, Minnesota(5)

Donald J. Drapeau        President and Chief Operating Officer of         1995          46,400        1.1%
44                       the Company

Robert Harmon            Retired former President of Centercom            1995         102,000        2.5%
51                       (video tape duplicator), Milwaukee,
                         Wisconsin(6)

Roger F. Heegaard        Chairman, Homestyles Publishing &                1973          33,000         .8%
71                       Marketing (magazine publishing),
                         Minneapolis, Minnesota

Jeffrey Johnson          Retired former Vice President of                 1995         102,000        2.5%
52                       Centercom (video tape duplicator),
                         Milwaukee, Wisconsin(6)

Michael R. Sill          Chairman, Chief Executive Officer of Road        1990          46,000        1.1%
66                       Machinery & Supplies Co. (distribution of
                         construction equipment and services),
                         Minneapolis, Minnesota

                                      5

William D. Smith         Chief Operating/Financial Officer,               1983          18,019         .4%
47                       Viromed Laboratories, Inc. (laboratory
                         testing and products), Minneapolis,
                         Minnesota(7)

Harold G. Wahlquist      Founder, Chairman and Chief Executive            1983          26,900         .7%
59                       Officer of MidWest Bancorporation, Inc.,
                         a regional multi-bank holding company,
                         Minneapolis, Minnesota

E. David Willette        Chairman of the Board and Chief Executive        1971         887,164       21.3%
62                       Officer of the Company

------------------------------------------------------------------------------

(1) Messrs. Johnson and Wahlquist are nominees for election as directors at this year's Annual Meeting of Shareholders for three-year terms expiring at the 2001 Annual Meeting. Directors Harmon, Heegaard, Smith and Drapeau will continue in office for the term expiring at the 1999 Annual Meeting. Directors Burwell, Sill and Willette will continue in office for the term expiring at the 2000 Annual Meeting.

(2) Except as indicated in the following notes, each person has been engaged in his principal occupation for more than the past five years.

(3) Each person has sole voting and investment power with respect to all shares beneficially owned by him.

(4) Included in the number of shares are the following stock options with respect to each person: Mr. Burwell - 14,000 shares; Mr. Drapeau - 25,500 shares; Mr. Harmon - 12,000 shares; Mr. Heegaard - 4,000 shares; Mr. Johnson - 12,000 shares; Mr. Sill - 14,000 shares; Mr. Smith - 6,000 shares; Mr. Wahlquist - 6,000 shares; and Mr. Willette - 81,525 shares. The percentage of beneficial ownership includes shares that may be acquired under outstanding options that are or will be exercisable on or before July 1, 1997.

(5) Mr. Burwell also owns hotel properties in Snowmass Village, Colorado and Madison, Wisconsin, and is a director of Children's Broadcasting Network.

(6) Messrs. Harmon and Johnson formed Centercom as a partnership in 1979 and incorporated the business in 1987. They held the positions with Centercom indicated above until the Company acquired Centercom from them on April 4, 1995, at which time they were elected directors of the Company.

(7) From 1991 to 1996, Mr. Smith was Vice President and Chief Operating Officer of Pace, Inc., an environmental testing company based in Minneapolis, Minnesota.

                      MEETINGS OF THE BOARD OF DIRECTORS
                          AND THE COMMITTEES THEREOF

     During the past fiscal year, the Board of Directors held four meetings. Mr. Burwell attended less than 75% of the meetings of the Board of Directors, Messrs. Harmon and Sill attended 75% of the meetings of the Board of Directors, and the remaining members attended all of the meetings of the Board of Directors and Committees of the Board of Directors. The Board of Directors does not have a nominating committee.

     The Compensation Committee, which is composed entirely of directors who are not officers or employees of the Company, determines the cash compensation of the Company's executive officers based upon recommendations submitted to it by the Chief Executive Officer. It also administers the Company's Performance Incentive Compensation Bonus Program and the stock option plans in which the Company's employees participate. The current members of the Compensation Committee are Roger F. Heegaard (Chair), Laurence F. LeJeune and Harold G. Wahlquist. Mr. LeJeune's term as a Director and a member of the Compensation Committee will expire at the 1998 Annual Meeting. The Compensation Committee held three meetings and acted by unanimous written consent on two occasions during the fiscal year ended January 31, 1998.

     The Audit Committee, which is also composed entirely of directors who are not officers or employees of the Company, is responsible for (i) recommendation to the Board of Directors of independent auditors for the Company; (ii) review of the timing, scope and results of the audit examination conducted by the independent auditors and related fees; (iii) review of the scope and adequacy of the Company's internal accounting controls; and (iv) review of periodic comments and recommendations by the independent auditors. The current members of the Audit Committee are William
D. Smith (Chair), Rodney P. Burwell, Robert Harmon, Jeffrey Johnson and Michael R. Sill. The Audit Committee held one meeting during the fiscal year ended January 31, 1998.

                           COMPENSATION OF DIRECTORS

     The eight non-employee members of the Company's Board of Directors (Messrs. Burwell, Harmon, Heegaard, Johnson, LeJeune, Sill, Smith and Wahlquist) are paid fees of $500 per meeting of the Board of Directors attended, but not more than $500 per quarter. No fees were paid to such members for attendance at meetings of Committees of the Board of Directors during the fiscal year ended January 31, 1998.

     The non-employee directors are also entitled to receive nonstatutory stock options under the Company's 1995 Non-Employee Directors' Stock Option Plan (the "1995 Plan"). Pursuant to the terms of the 1995 Plan, in June, 1997, Messrs. Burwell, Harmon, Heegaard, Johnson, LeJeune, Sill, Smith and Wahlquist were each granted nonstatutory stock options to purchase 2,000 shares of Common Stock at $6.50 per share. The exercise price for the stock options was equal to the fair market value of the Company's Common Stock on the date of grant. As of the date of this Proxy Statement, options to purchase an aggregate of 28,000 shares of the Company's Common Stock have been granted under the 1995 Plan to the eight non-employee directors of the Company.

     The 1995 Plan reserves a total of 100,000 shares of the Company's Common Stock for issuance upon the exercise of the options granted under the 1995 Plan. The 1995 Plan provides that on the date of the 1995 Annual Meeting of Shareholders and on the date of each Annual Meeting of Shareholders held in an odd numbered calendar year thereafter options for 2,000 shares of Common Stock shall be automatically granted to each non-employee director who (i) either is elected at such Annual Meeting of Shareholders or whose term as a director continues after such Annual Meeting of Shareholders and (ii) as of the date of grant has served as a director of the Company for at least two calendar years (as defined in the 1995 Plan). The Company does not receive any cash or other consideration for the granting of options under the 1995 Plan.

     In fiscal year 1998, the following options were exercised under the Company's 1990 Non-Employee Directors Stock Option Plan: Messrs. Smith and Wahlquist exercised options for 1,500 and 10,000 shares, respectively, in June, 1997; and Mr. Sill exercised options for 10,000 shares in September,

1997. The net value of the shares (market value less exercise price) realized from these exercises was $9,750 in the case of Mr. Smith; $6,500 in the case of Mr. Wahlquist; and $75,000 in the case of Mr. Sill.

                              EXECUTIVE OFFICERS

     Information regarding the executive officers of the Company as of the date of this Proxy Statement, including their names, ages, positions with the Company, and a brief description of their business experience during the past five years, is presented below. Executive officers are elected annually by the Board of Directors.

     E. DAVID WILLETTE, 62, has been Chief Executive Officer of the Company since 1971, and Chairman of the Board since 1972. He also served as President from 1971 to 1995, and as Treasurer from 1971 to 1996.

     DONALD J. DRAPEAU, 44, President and Chief Operating Officer, joined the Company in 1986 as General Manager of Sales and Marketing for the rental and duplication departments of Vaughn Communications Group. In 1987 he was promoted to General Manager of the rental division and in 1988 to General Manager of the Vaughn Communications Division, becoming a Vice President in 1989. He was promoted to President and Chief Operating Officer in 1995.

     M. CHARLES REINHART, 47, Chief Financial Officer and Secretary, is a certified public accountant. He joined the Company's accounting staff in 1982, becoming Controller in 1983 and Secretary in 1987. He was promoted to Chief Financial Officer in 1996.

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION:

     The objectives of the Company's Compensation policies are to:

     * Attract and retain highly qualified and motivated executive officers, which is critical to both the Company's near-term and long-term success.

     * Reinforce strategic performance objectives through the use of incentive compensation programs.

     * Create a mutuality of interests between the Company's executive officers and shareholders through compensation structures that share the risks and rewards of strategic decision making.

     * Provide compensation that will continue to be deductible by the Company for federal income tax purposes.

     The Committee's approach to base compensation is to offer competitive salaries in comparison to market practices. The Committee annually examines market compensation levels as a form of reference for annual salary adjustments. Salary decisions are determined in a structural annual review with recommendations from the Company's Chief Executive Officer. For the fiscal year ending January 31, 1998 ("fiscal 1998"), average base salaries of the Company's executive officers named under "Executive Officers" above, other than the Chief Executive Officer, increased 2.3% compared to 8.4% for the prior fiscal year ("fiscal 1997").

     The Company's Performance Incentive Compensation Bonus Program is an annual incentive bonus plan established to reward executive officers for their respective contributions in accomplishing the Company's annual financial objectives. The financial measures (e.g., pre-tax income, return on assets and cash flow) and target bonuses are set in the beginning of the fiscal year. Adjustments may be made during the year should unforeseen events occur.

     The recommendations of the Company's Chief Executive Officer are the primary consideration reviewed by the Committee when setting the annual goals and target bonuses for the other executive officers. The Committee seeks to strike a balance between overall corporate performance and performance of the specific areas of the Company under a participant's direct control. Balance supports the accomplishment of overall objectives and rewards individual contributions.

     Individual annual bonus level targets are generally consistent with market practices for positions with comparable decision making responsibilities. Target performance levels are also based upon historic patterns of Company performance and strategic objectives.

     A performance measure qualification threshold for each financial measure ensures that bonuses are not paid for substandard accomplishments. Each financial measure also has a cap to limit the Company's potential executive compensation expense. The average Performance Incentive Compensation bonus paid in fiscal 1998 to the executive officers named under "Executive Officers" above, other than the Chief Executive Officer, was 4.9% of their base salaries compared to 7.9% in fiscal 1997.

     The base salary and Performance Incentive Compensation bonus goals for
E. David Willette, the Company's Chief Executive Officer, are also determined by the Committee in the manner described above. Mr. Willette's base salary increase was 3.9% for fiscal 1998, and 10% for fiscal 1997. The financial measures determining Mr. Willette's Performance Incentive Compensation bonus include improvement in Company earnings, returns on assets and cash flow. In fiscal 1998, Mr. Willette earned a Performance Incentive Compensation bonus equal to 8.1% of his base salary compared to a bonus of 10% of his base salary in fiscal 1997. The decreased percentage is the result of a lower than planned return on assets, earnings and cash flow.

     The Committee also seeks to match executive officer and shareholder interests in the Company's longer term performance by periodically granting executive officers nonstatutory stock options ("NSOs") and incentive stock options ("ISO"). ISOs are entitled to favorable income tax treatment under the Internal Revenue Code. The Company has three stock option plans (the 1988 Stock Option Plan, the 1990 Discounted Stock Option Plan and the 1995 Stock Option Plan), each administered by the Committee, under which these options are generally granted for terms of five or seven years. The exercise prices of the ISOs are not less than the fair market of the Company's Common Stock on the date of grant. NSOs may be granted at exercise prices of not less than 85% of the stock's fair market value on the date of grant under the 1988 and 1995 Stock Option Plans, while the NSOs granted under the 1990 Discounted Stock Option Plan are granted at exercise prices equal to the closing bid price of the Company's Common Stock on the last trading date preceding the date of grant. In general, the options may be exercised only while, and for certain periods after, the executive officer is employed by the Company. All ISOs and NSOs granted under the 1988 Stock Option Plan are exercisable in whole or in part throughout a five-year term.

     Under the Discounted Stock Option Plan, seven-year NSOs are granted to the Company's executive officers during the first half of a fiscal year at an "Original Option Price" equal to the fair market value of the Company's Common Stock on the date of grant. Upon the grant of an officer's first option under the Plan, the officer elects what percentage from 10% to 100% of the officer's annual Performance Incentive Compensation bonuses, if and to the extent later awarded, shall be applied on a cumulative basis to reduce the Original Option Prices of the options which may be granted to the officer under the Plan. The elected percentage may be changed only in the sole discretion of the Committee prior to the start of the fiscal year for which it is first to be effective. At the end of each fiscal year, the Committee determines the aggregate portion of the corresponding target bonus awarded. Each NSO is subject to discount for each of three fiscal years after grant. The "Final Discount Option Price", determined on a cumulative basis with respect to such third fiscal year, becomes the exercise price of the NSO for the five-year balance of the seven-year option term.

     NSOs granted under the 1990 Discounted Stock Option Plan vest for exercise purposes, on a year-to-year cumulative basis, as to one-third of the number of shares covered by the NSO. The vesting and discount pricing provisions of this Plan operate to permit the grant of an NSO to an officer only once in a period of three fiscal years and will generally induce the officer to defer exercise until after such third fiscal year. Application by the executive officers named under "Executive Officers" above of their respective annual Performance Incentive Compensation bonuses awarded for the last three fiscal years to reduce the exercise prices of their respective NSOs under the 1990 Discounted Stock Option Plan is shown below in footnote number one to the table.

     All ISOs and NSOs granted under the Company's 1995 Stock Option Plan are exercisable commencing six months after the date of grant subject to a five year cumulative vesting schedule as follows: 10% of the options are exercisable during the first year of the option term, an additional 15% of the options are exercisable during the second year of the option term, and an additional 25% of the options are exercisable during each of the third, fourth and fifth years of the option term. The Committee from time to time may also establish individual vesting performance goals for options though none have been separately established during the last three fiscal years.

     To further induce exercise and acquisition of the Company's Common Stock by its executive officers, in 1992 the Committee adopted a so-called "reload policy" with respect to option grants. Under this policy, ISOs and NSOs which an officer may elect to exercise by paying the exercise price with previously owned Company stock will qualify the officer for a new grant equal to the number of payment shares surrendered on exercise. The exercise price of the reload option is established at or with respect to the fair market value of the Company's stock at the time of the reload grant.

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the named executive officers in the Summary Compensation Table below to $1 million, unless certain requirements are met. The Compensation Committee has determined that it is not presently necessary to modify any of the Company's current compensation programs or incentive plans, because compensation paid to the named executive officers thereunder would either be exempted under transition rules or be less than the $1 million limit and, therefore, deductible for federal income tax purposes. The Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

     The foregoing Compensation Committee Report will not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                                       Members of the Compensation Committee:

                                           Roger F. Heegaard, Chairman
                                           Laurence F. LeJeune
                                           Harold G. Wahlquist

COMPARATIVE STOCK PERFORMANCE

     The Performance Graph set forth below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Center for Research in Security Prices (CRSP) Index for NASDAQ Stock Market (U.S. Companies) and the CRSP Index for NASDAQ Non-Financial Stocks published by The University of Chicago Graduate School of Business. The cumulative total shareholder return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the CRSP Index for NASDAQ Stock Market (U.S. Companies) and the CRSP Index for NASDAQ Non-Financial Stocks on January 31, 1992, and reinvestment of all dividends. No dividends were paid on the Company's Common Stock during the comparison period. The graph below shall not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             Performance Graph for
                          VAUGHN COMMUNICATIONS, INC.

PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
Produced on 04/24/98 including data to 01/30/98

                                   [GRAPH]


                                   LEGEND


                                         01/29/93     01/31/94     01/31/95     01/31/96     01/31/97     01/30/98
                                         --------     --------     --------     --------     --------     --------
VAUGHN COMMUNICATIONS, INC.              100.0        260.6        333.3        442.4        333.3        290.9
Nasdaq Stock Market (US Companies)       100.0        115.0        109.7        155.1        203.3        240.3
Nasdaq Non-Financial Stocks              100.0        116.2        107.7        151.8        197.3        224.6
SIC 0100-5999, 7000-9999 US & Foreign


NOTES:
   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.0 on 01/29/93.

     The Company selected the indices set forth in the Performance Graph above, rather than the S&P 500 Index and a peer group index, for two reasons. The Company's market capitalization is closer to the average market capitalization of the corporations in the CRSP Indices, and there is no published peer group index which includes corporations engaged in the Company's principal business segment, high volume video tape reproduction. Accordingly, the CRSP Index for NASDAQ Non-Financial Stocks is a more meaningful comparison.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Company was, during the fiscal year ended January 31, 1998, an officer, former officer or employee of the Company. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or
(iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the fiscal year ended January 31, 1998.

EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

     E. DAVID WILLETTE, the Company's Chief Executive Officer and Chairman of the Board, entered into an employment agreement with the Company dated March 13, 1998 (the "Willette Agreement"), which employs Mr. Willette as the Company's Chief Executive Officer. DONALD J. DRAPEAU, the Company's President, entered into an employment agreement with the Company dated September 26, 1995, as amended on March 13, 1998 (collectively the "Drapeau Agreement"), which employs Mr. Drapeau as the Company's President. Both the Willette and Drapeau Agreements prohibit the officers from competing with the Company or soliciting its employees during the term of their respective agreements and for the five-year period following their respective termination dates.

     The Willette and Drapeau Agreements provide for an initial three-year term; an initial annual salary of $200,000 and $120,000 for Messrs. Willette and Drapeau, respectively; payment of car expenses for Mr. Willette and a car allowance for Mr. Drapeau; reimbursement for business expenses; and stock options, bonuses and other benefits similar to those provided to other senior executives of the Company. After expiration of the initial term, the Willette and Drapeau Agreements automatically renew for successive terms of one year each, unless 90 days preceding the expiration of the initial term or any renewal term, a party gives written notice of nonrenewal.

     The Willette and Drapeau Agreements are terminable by the Company for "cause" (as defined in the agreements) immediately upon written notice, and at the option of the Company if the officer becomes totally disabled upon written notice. In addition, the Willette Agreement is terminable by the Company at any time upon 90 days written notice to Mr. Willette. The Willette Agreement automatically terminates 30 days from the date of Mr. Willette's death while the Drapeau Agreement automatically terminates upon the death of Mr. Drapeau. Messrs. Willette and Drapeau may terminate their respective agreements for "good reason" (as defined in their respective agreements) upon 90 days written notice to the Company and at any time upon 60 days written notice to the Company.

     In the event either agreement is terminated by the Company other than for cause or due to nonrenewal at the end of a term, the Company will be obligated to pay or provide the officers with severance compensation as follows. With respect to Mr. Willette, the Company is obligated to provide to him on a monthly basis at the rate in effect as of the date of termination all of the following: (i) salary and car expenses for the unexpired term of the Willette Agreement, (ii) an adjusted bonus amount, (iii) all expense reimbursements due Mr. Willette in one lump sum within 45 days after termination, (iv) an amount which when added to salary already payable will equal three years' salary at the salary rate in effect on the date of termination, (v) continuance of medical insurance until the later of the date Mr. Willette is provided medical insurance by a new employer or three years after the date of termination and (vi) all granted but unvested stock options immediately become fully vested and exercisable through the expiration date of such options. With respect to Mr. Drapeau, the Company is obligated to pay or provide him on a monthly basis at the rate in effect as of the date of termination all of the following: (i) salary and car allowance for the unexpired term of the Drapeau Agreement, (ii) an adjusted bonus amount, (iii) all expense reimbursements due Mr. Drapeau in one lump sum within 15 days after termination and (iv) an amount which when added to the salary, car allowance and bonus payable will equal one year's compensation for such items. The Company is also obligated to pay the officers their respective foregoing severance compensation if they terminate their respective agreements for good reason.

     Salary and other benefits are payable for one year and 180 days after the notice of termination due to total disability is delivered to Mr. Willette and Mr. Drapeau, respectively. No compensation is payable by the Company to Messrs. Willette and Drapeau after the respective dates of death, but expense reimbursements and earned but unpaid bonus compensation will be paid out to their respective estates. If the officers terminate their respective agreements without good reason, all compensation payable by the Company will cease upon the date of such termination.

     The Company is obligated to pay Mr. Drapeau $100,000 in one lump sum payment upon the consummation of a "Change of Control" of the Company. An additional $100,000 is payable by the Company to Mr. Drapeau on the date one year after consummation of such Change of Control, subject to certain terms and conditions specified in the Drapeau Agreement. The Drapeau Agreement defines a "Change of Control" to include any one of the following: (i) any person becomes the beneficial owner of 20% or more of the combined voting power (with respect to the election of directors) of the Company's then outstanding securities; (ii) the individuals who as of the date of the Drapeau Agreement constitute the Board of Directors (and certain new directors) cease for any reason to constitute a majority of the Board; (iii) the consummation of a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 70% of the combined voting power (with respect to the election of directors) of the securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation; or (iv) the consummation of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's business or assets.

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years ended January 31 earned by or awarded to the Chief Executive Officer of the Company and the other executive and non-executive officers of the Company who had annual salary and bonus compensation during the last fiscal year in excess of $100,000 (collectively the "Named Executive Officers").



                                                            Long-Term
                                                           Compensation
                               Annual Compensation(2)         Awards
                              -------------------------   -------------
                                                            Securities
                                                            Underlying
 Name and Principal                                          Options/          All Other
      Position        Year    Salary ($)   Bonus (1)($)     SARs(3)(#)     Compensation(4)($)
---------------------------------------------------------------------------------------------
E. David Willette     1998     203,470        16,567          22,000              -0-
Chief Executive       1997     195,883        19,504          25,000              -0-
  Officer             1996     178,313        78,485          34,000              -0-


Donald J. Drapeau     1998     129,867         7,453          10,500            1,386
President and         1997     124,948        13,733          12,000            2,636
  Chief Operating     1996     113,588        37,198          12,500            1,290
  Officer

Douglas Olzenak       1998     104,692          -                304              993
General Manager of    1997     101,161          -                263            2,010
  Vaughn Comm. Div.   1996      88,730          -                268              875

-------------------------

(1) Includes the following amounts awarded under the Company's Performance Incentive Compensation Program described in the Compensation Committee Report on Executive Compensation which the Named Executive Officers elected to apply to reduce the Original Option Prices of their respective NSOs under the Company's 1990 Discounted Stock Option Plan: Mr. Willette
     - $16,000 in fiscal 1996.

(2) No Named Executive Officer received perquisites and other personal benefits from the Company in excess of $50,000 or 10% of such officer's total annual salary and bonus paid for the years indicated.

(3) No stock appreciation rights ("SARS") have been granted to the Company's Named Executive Officers during the last three fiscal years and no SARS were outstanding on January 31, 1998.

(4) The amounts shown are Company contributions to the respective 401 (k) Plan accounts of the Company's Named Executive Officers.

OPTION GRANTS AND EXERCISES

     The following tables summarize for fiscal 1998 the option grants and exercises to or by the Named Executive Officers and the value of the options held by such persons at January 31, 1998. No SARs have been granted since 1985, nor were any SARs exercised or outstanding during or at the end of fiscal 1998. The terms and conditions of the ISOs and NSOs under the Company's stock option plans are summarized in the Compensation Committee Report on Executive Compensation.


                                Option/SAR Grants in Last Fiscal Year
                                -------------------------------------
                                                                                     Potential Realizable
                                   % of Total                                          Value at Assumed
                     Number of    Options/SARs                                      Annual Rates of Stock
                    Securities    Granted to                                         Price Appreciation
                    Underlying     Employees     Exercise                              for Option Term
                   Options/SARs    in Fiscal     or Base       Expiration   ----------------------------------
    Name            Granted (#)      Year      Price ($/Sh)       Date        0%($)        5%($)        10%($)
--------------------------------------------------------------------------------------------------------------
E. David Willette     22,000          20%       $  5.10     April 29, 2007   19,800       102,814      230,174
Donald J. Drapeau     10,500           9%       $  6.00     April 29, 2004      -0-        25,647       59,769
Douglas Olzenak          304           *        $  9.00     Feb. 1, 2002         (2)          595        1,324
                                                            Dec. 16, 2007


* Less than 1%


                   [Balance of page intentionally left blank.]


         Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
         --------------------------------------------------------------------------------
                                                Number of Securities        Value of Unexercised
                                              Underlying Options/SARs     in-the-Money Options/SARs
                      Shares                   at Fiscal Year End(#)      at Fiscal Year End($)(1)
                    Acquired on     Value         Exercisable(E)               Exercisable(E)
     Name           Exercise(#)   Realized($)    Unexercisable(U)             Unexercisable(U)
---------------------------------------------------------------------------------------------------
E. David Willette     98,000        666,890          63,475 E                   107,277 E
                                                     55,550 U                    20,476 U
---------------------------------------------------------------------------------------------------
Donald J. Drapeau     25,000        173,800          17,800 E                    21,562 E
                                                     24,700 U                       -   U
---------------------------------------------------------------------------------------------------
Douglas Olzenak          627         (1,293)          8,092 E                     2,971 E
                                                        560 U                        46 U
---------------------------------------------------------------------------------------------------



(1) Based on a fiscal year end of January 31, 1998 and a closing Common Stock price of $6.000 per share on January 31, 1998. The value of in-the-money options is calculated as the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options at fiscal year end. Exercisable options refer to those options that are exercisable at January 31, 1998, while unexercisable options refer to those options not exercisable at January 31, 1998 but which will become exercisable at various times in the future.

                                PROPOSAL NO. 2
                      APPROVAL OF 1998 STOCK OPTION PLAN

PROPOSAL

     The Board of Directors adopted the 1998 Stock Option Plan (the "1998 Plan") on May 5, 1998, subject to approval of the 1998 Plan by the shareholders of the Company at the Company's 1998 Annual Meeting of Stockholders, because all options available under the Company's 1995 Stock Option Plan (the "1995 Plan") have been granted. The 1998 Plan is intended to provide the Company with a means to provide incentives to attract and retain persons of desired ability to serve in management and other key positions with the Company.

     The 1998 Plan is substantially similar to the 1995 Plan except that it contains a new provision requiring the forfeiture of options granted under the 1998 Plan upon violation of the noncompete provision imposed by the terms of the 1998 Plan and related stock option agreements. See "Plan Description" below.

     As of the date of this Proxy Statement, and pursuant to the terms of the 1998 Plan, options to purchase an aggregate of 57,000 shares of the Company's Common Stock have been granted under the 1998 Plan to four key employees of the Company. The exercise of these options is contingent upon approval of the 1998 Plan by the shareholders of the Company at the Company's 1998 Annual Meeting of Shareholders. Accordingly, these options will become null and void if the shareholders do not approve the adoption of the 1998 Plan.

     If the shareholders of the Company approve the adoption of the 1998 Plan, the Company intends to register with the Securities and Exchange Commission the 300,000 shares of Common Stock reserved for issuance pursuant to the exercise of options granted under the 1998 Plan.

PLAN DESCRIPTION

     The 1998 Plan reserves a total of 300,000 shares of the Company's Common Stock for issuance upon the exercise of options granted under the 1998 Plan to select management and other employees of the Company, which may include officers of the Company, a group currently consisting of approximately three persons. The 1998 Plan provides for the issuance of either incentive stock options that qualify for favorable tax treatment upon exercise afforded by
Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory options that do not qualify for such favorable federal income tax treatment. See "Federal Income Tax Consequences" below. The 1998 Plan is administered by the Company's Compensation Committee (the "Committee"). See "MEETINGS OF THE BOARD OF DIRECTORS AND THE COMMITTEES THEREOF." The 1998 Plan will terminate on May 5, 2008, unless the term is extended or terminated earlier by action of the Board of Directors.

     The 1998 Plan provides that options may be granted at any time by the Committee under such terms and conditions as the Committee may determine, subject to the terms and conditions specified in the 1998 Plan. The Committee determines the optionees to whom, and the number of shares for which, options will be granted under the 1998 Plan. Options will generally be granted after recommendation by management. Because the employees who may participate in the 1998 Plan in the future and the amount of their options are determined by the Committee in its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers or other employees in the future. There is no limitation in the 1998 Plan as to the number of employees who are eligible to receive options. No participant may receive options under the 1998 Plan in any fiscal year of the Company which, when added to all other options granted to such participant during such fiscal year under any other stock option plans of the Company, would total more than 50,000 shares of Common Stock.

     Incentive stock options granted under the 1998 Plan shall have an exercise price equal to the 100% of the fair market value of the Common Stock as of the date of grant, except that in the case of options granted to an owner of 10% or more of the Company's outstanding shares of Common Stock, the exercise price may not be less than 110% of the fair market value of the Common Stock as of the date of grant. Nonstatutory stock options granted under the 1998 Plan shall have an exercise price that is not less than 85% of the fair market value of the Common Stock as of the date of grant.

     Incentive stock options granted under the 1998 Plan to an owner of 10% or more of the Company's outstanding shares of Common Stock must terminate five years after the date of grant. In general, all other options granted under the 1998 Plan will have option terms of seven years and shall vest on a year-to-year cumulative basis as to the number of shares covered by the option as follows: 10% on the date of grant; an additional 15% on the first anniversary of the grant date; and an additional 25% on each of the second through fourth anniversaries of the grant date, except that no option is exercisable for a period of six months after the date of grant.

     Options may be exercised through the payment of cash, by the transfer of shares of Common Stock previously owned by the optionee, or with the Committee's consent, through a so-called "cashless exercise" procedure.
Under a cashless exercise procedure, the option is exercised through a national bank, trust company or brokerage firm which sells all of the shares of Common Stock the optionee is entitled to receive upon exercise of the option and credits to the Company's account the exercise price for the shares purchased and the balance, if any, is credited to the optionee's account, less all expenses and interest charges.

     Nonstatutory options granted under the 1998 Plan are subject to such transfer restrictions as may be imposed by the Committee, if any. Incentive options granted under the 1998 Plan are nontransferable, except at death, and during the optionee's life may be exercised only by the optionee. If the optionee ceases to be employed by the Company by reason of disability or retirement at or after age 57, or resigns as an employee within one year of a "change of control" (as defined in the 1998 Plan), the optionee may exercise any unexercised portion of the option through the remaining term of the option without regard to the annual vesting provisions described above, provided that incentive stock options may be exercised only within three months after termination of employment by reason of such events and thereafter expire. If the optionee ceases to be employed by the Company by reason of death, the optionee's personal representative may exercise any unexercised portion of the option without regard to the annual vesting provisions described above within 12 months after the death of the optionee. If the optionee ceases to be employed by the Company for any other reason, the option expires on the date the optionee's employment terminates.

     If an optionee's employment with the Company terminates for any reason, except by reason of the optionee's death, disability or retirement at or after the age of 57 or by the optionee for "good reason" as defined in the 1998 Plan, within one year of such optionee's exercise of all or part of option(s) granted under the 1998 Plan, then the amount of "option gain" realized upon such exercise shall be paid by such optionee to the Company within 20 days of the optionee's date of termination. "Option gain" is defined in the 1998 Plan to mean the excess of the fair market value of the shares of Common Stock received upon exercise of the option as of the date of exercise over the exercise price, multiplied by the number of shares of Common Stock purchased upon such exercise, without regard to any subsequent market price decrease or increase in shares of Common Stock. If at any time within (i) the term of the optionee's option(s) granted under the 1998 Plan or (ii) three years after the optionee's employment with the Company is terminated or (iii) three years after the optionee's exercise of any portion of the option(s) granted under the 1998 Plan, the optionee violates the terms of any noncompete or confidential provision included in the 1998 Plan or set forth in the optionee's employment agreement or engages in certain other prohibited activities specified in the 1998 Plan which are, in general, injurious to the business or reputation of the Company, then, and in such event, all options granted under the 1998 Plan to such optionee automatically terminate as of the date such optionee first engages in any such prohibited activity (unless such options have previously terminated) and the option gain realized by such optionee upon the exercise of all or part of such options shall be paid over to the Company within 20 days of the date the optionee first engages in any such prohibited activity. The Committee may release an optionee from all or any part of the foregoing forfeiture provisions in it sole discretion.

     If options granted under the 1998 Plan expire or terminate without having been exercised in full, the shares of Common Stock not purchased under such options will be available for purposes of new option grants under the 1998 Plan. The 1998 Plan provides for equitable adjustments in the number of shares of Common Stock subject to, and the exercise price of, outstanding options in the event of a stock dividend, stock split or other change in the Company's capitalization affecting the Common Stock of the Company.

     The Company's Board of Directors may amend the 1998 Plan at any time as determined to be in the best interests of the Company, which amendment may include an extension or termination of the 1998 Plan. The Board of Directors may not (i) increase the maximum number of shares of the Company's Common Stock reserved for issuance under the 1998 Plan or (ii) modify the requirements as to eligibility for participation in the 1998 Plan, without further approval by the shareholders of the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the Company's understanding of the federal income tax consequences of the 1998 Plan. It is provided for general informational purposes only and should not be construed as tax advice to or by any individual.

     An optionee will not realize taxable compensation income upon the grant of an incentive stock option. In addition, assuming certain holding period requirements are met, an optionee will not realize taxable income upon the exercise of an incentive stock option if the option is exercised while the optionee is an employee of the Company or any of its subsidiaries or within three months after terminating employment (or within one year after terminating employment by reason of permanent and total disability). The amount by which the fair market value of the shares of Common Stock exceeds the exercise price of the options at the time of exercise is an item of tax preference for purposes of alternative minimum tax, which, for some optionees, could trigger liability for the alternative minimum tax. To qualify for favorable tax treatment, shares of Common Stock acquired upon exercise of an incentive stock option must be held for at least two years from the date of grant of the option and one year from the date of exercise. Gain upon the sale of shares of Common Stock acquired pursuant to exercise of an incentive stock option, but not meeting the holding period requirements described above (referred to as a "disqualifying disposition"), will be taxed at ordinary income rates up to the amount of gain which was deferred upon exercise of the incentive stock option. Gain in excess of such amount will qualify as long-term. Exercise of an incentive stock option does not entitle the Company to an income tax deduction. However, any ordinary compensation income which an optionee realizes when shares of Common Stock are sold in a disqualifying disposition will result in the Company being allowed a corresponding income tax deduction at that time.

     An optionee will not realize taxable compensation income upon the grant of a nonstatutory option. In general, an optionee who exercises a nonstatutory option will realize taxable compensation income at that time equal to the difference between the fair market value of the shares of Common Stock on the date of exercise and the exercise price of the option. Any ordinary compensation income realized by an optionee upon exercise of a nonstatutory option will result in the Company being allowed a corresponding income tax deduction at that time. When an optionee disposes of shares of Common Stock acquired by the exercise of a nonstatutory option, any amount realized which is in excess of the fair market value of the shares of Common Stock on the date of exercise will be treated as short-term or long-term capital gain, depending on the holding period of such shares.

CURRENT MARKET PRICE OF COMMON STOCK

     The last sales price for shares of the Company's Common Stock on May 20, 1998 as reported by the Nasdaq National Market System was $10.00 share.

OPTIONS TO EXECUTIVE OFFICERS, DIRECTORS AND EMPLOYEES

     The following tables sets forth information as of the date of this Proxy Statement with respect to all options granted to the Chief Executive Officer, each executive officer of the Company whose annual salary and bonus for the year ended January 31, 1998 exceeded $100,000, all current executive officers of the Company as a group and all employees, including current officers who are not executive officers of the Company as a group. No information is provided concerning non-employee directors as they are not eligible to receive options under the 1998 Plan.


                              NUMBER       NUMBER         PER SHARE
                                OF        CURRENTLY        EXERCISE       EXP.
NAME OF GROUP OR HOLDER       SHARES     EXERCISABLE        PRICE         DATE
-------------------------     ------     -----------     -----------      ----
E. David Willette,            27,000           0         7.54375          5/03
  Chief Executive Officer

Donald J. Drapeau             14,000           0         8.875            5/05
  President

Current Executive Officers    47,000           0         8.875            5/05
  as a group (3 persons)

All Employees, including      10,000           0         8.875            5/05
  Current Non-Executive
  Officers, as a group
  (1 person)


VOTE REQUIRED

     The affirmative vote of shareholders of the Company owning in the aggregate at least a majority of the Company's outstanding shares of Common Stock present in person and by proxy, and entitled to vote, at the 1998 Annual Meeting of Shareholders is necessary to approve the adoption of the 1998 Plan. Votes cast as abstentions will not be counted as a vote for or against the proposal to adopt the 1998 Plan, but will nevertheless have the effect of increasing the total votes cast on the matter and thus increase the number of votes necessary to approve the adoption of the 1998 Plan.
So-called "broker non-votes" (brokers failing to vote by proxy shares of the Company's Common Stock held in nominee name for customers) will not be counted at the Annual Meeting. The effect of such broker non-votes is to decrease the total votes cast on the matter and thus decrease the number of votes necessary to approve the adoption of the 1998 Plan.

     Executive officers and directors of the Company own in the aggregate 1,394,141 shares of Common Stock or 34 percent of the outstanding shares of Common Stock. See "VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF." Such officers and directors have indicated an intention to the Company to vote in favor of the adoption of the 1998 Plan, which will, in all likelihood, cause the approval of the adoption of the 1998 Plan.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVAL OF THE ADOPTION OF THE 1998 PLAN, AND THE PROXIES WILL BE VOTED IN FAVOR OF SUCH APPROVAL, UNLESS OTHERWISE DIRECTED.

                         TRANSACTIONS WITH MANAGEMENT

E. D. WILLETTE STOCK PUT REDEMPTION AGREEMENT, INCLUDING CHANGE OF CONTROL PROVISION

     Pursuant to a Stock Put Redemption Agreement between the Company and E. David Willette dated August 27, 1986, as amended and restated June 24, 1992, the Company has agreed to redeem shares of Common Stock having a value of up to $1,500,000 from Mr. Willette's estate, following his death, or, unless the Company's Board of Director's determines such redemption is not in the Company's best interests, from Mr. Willette directly, if any purchaser other than Mr. Willette (referred to as an "Interested Shareholder") should acquire beneficial ownership of more than 20% of the Company without Board approval. (See "Voting Securities and Principal Holders Thereof.")

     The put option to require or request redemption by the Company may be exercised at any time up to one year after the date of the event giving rise to the option. The per share redemption price, in the event of Mr. Willette's death, will be the greater of the fair market value or book value of the Common Stock at the time of his death. The per share redemption price, in the event an Interested Shareholder acquires more than 20% of the Company, will be the greater of fair market value, the highest price paid by the Interested Shareholder, or a multiple of ten (10) times the Company's last year net pretax earnings per share. Any redemption from Mr. Willette's estate will be paid out of the proceeds of a $1,500,000 life insurance policy which the Company is required to carry on Mr. Willette's life.

     The Company entered into the Stock Put Redemption Agreement with Mr. Willette to induce him to continue his employment with the Company and to permit an orderly disposition of shares which may be held by his estate. The Agreement, as amended and restated, is also designed to encourage purchasers seeking to acquire control of the Company to first negotiate with the Board arrangements which are fair to all shareholders.

     Since the Agreement is designed in part to discourage accumulations of large amounts of stock by such purchasers, the Agreement could tend to reduce temporary increases in the market price of the Company's stock that could be caused thereby. As a result, shareholders could be deprived of certain opportunities to sell their shares at temporarily higher market prices. The Board believes protecting its ability to negotiate with an Interested Shareholder seeking to change control of the Company is preferable to discouraging such a proposal.

     The Stock Put Redemption Agreement is subject to termination upon the occurrence of a number of events, including the bankruptcy or insolvency of the Company, cessation of business, voluntary termination of employment by Mr. Willette prior to age 60 or involuntary termination by the Company for cause.

ACQUISITION OF CENTERCOM FROM JEFFREY JOHNSON AND ROBERT HARMON AND RELATED TRANSACTIONS

     Pursuant to a Stock Purchase Agreement of even date (the "Centercom Purchase Agreement"), on April 4, 1995, the Company acquired by purchase all of the capital stock and video tape duplications business of Centercom, Inc., a Wisconsin corporation, and Centercom South, Inc., a Florida corporation, (collectively "Centercom").

     Centercom's two equal former shareholders were Jeffrey Johnson and Robert Harmon. Pursuant to the Centercom Purchase Agreement, on April 4, 1995, the Company's Board of Directors elected Messrs. Johnson and Harmon to two newly created directorships on the Company's Board (and the Audit Committee thereof) (see "Election of Directors" and Meetings of the Board of Directors and the Committees Thereof" above).

     In accordance with the Centercom Purchase Agreement Messrs. Johnson and Harmon each receive $100,000 per year for a period of seven years ending April 3, 2002, under consulting and noncompete agreements. These agreements provide that Messrs. Johnson and Harmon will each be on call to provide up to 500 hours of consulting services to the Company during the first year of the agreements and up to 300 hours in each of the six remaining years. Each are also prohibited from competing with the Company in any geographic location within the United States for the seven-year term of the agreements.

     The Company also entered into two ten-year leases for the video tape duplication facilities owned by a partnership of Messrs. Johnson and Harmon in Milwaukee, Wisconsin. The two leases expire April 3, 2005. One facility totals approximately 22,847 feet at an annual net rent of $146,221. The other adjacent facility totals approximately 15,144 square feet at an annual net rent of $40,132 for the first three years and $53,004 for the remaining seven years. The Company merged its preexisting facilities in Milwaukee into these Centercom facilities. Management of the Company believes that the facilities leased from Messrs. Johnson and Harmon are necessary for its video tape duplication business and that the lease terms and conditions are no less favorable to the Company than could have been obtained from an unrelated third party.

                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Ernst & Young LLP as the auditors of the Company's financial statements for the fiscal year ending January 31, 1999. Ernst & Young LLP, or a predecessor thereof, has audited the Company's financial statements for a number of years and has no direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Any shareholder desiring to have an appropriate proposal for action presented at next year's Annual Meeting of Shareholders, now scheduled for June 1999, and who wishes to have it set forth in the Proxy Statement and form of Proxy for the meeting, must notify the Company and submit the proposal in writing for receipt at the Company's executive offices noted above not later than January 15, 1999. See SEC Rule 14a-8 for additional applicable requirements and procedures.

     The Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Annual Meeting calling for a vote of shareholders, it is intended that the proxies solicited by the Board of Directors will be voted in accordance with the judgment of the persons named in the proxies.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ M. Charles Reinhart

                                       M. CHARLES REINHART
                                       SECRETARY

Minneapolis, Minnesota
May 26, 1998

                                                            APPENDIX A

                          VAUGHN COMMUNICATIONS, INC.
                                   PROXY FOR
                 ANNUAL MEETING OF SHAREHOLDERS, JUNE 23, 1998


     The undersigned, revoking all prior proxies, appoints E. David Willette and M. Charles Reinhart, or either of them, as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Vaughn Communications, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 23, 1998, at The Marquette Hotel, Seventh and Marquette, Minneapolis, Minnesota, 55402, commencing at 4:00 p.m., and any adjournment thereof, upon the following matters:

     1.   ELECTION OF DIRECTORS

          ____ For the two nominees listed below (except as marked to the contrary below).

          ____ Withhold authority to vote for all nominees listed below.

          (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                    Jeffrey Johnson and Harold Wahlquist

     2.   PROPOSAL TO APPROVE THE COMPANY'S 1998 STOCK OPTION PLAN.

                ____  FOR    ____  AGAINST       ____  ABSTAIN


     3.   SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE
          THE MEETING OR OF ANY ADJOURNMENT THEREOF.

                ____  FOR        ____  AGAINST  ____  ABSTAIN

(TO EXECUTE YOUR PROXY, PLEASE DATE AND SIGN BELOW, AND RETURN TO THE COMPANY IN THE ENVELOPE PROVIDED.)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE COMPANY'S 1998 STOCK OPTION PLAN, AND IN THE DISCRETION OF THE PROXY HOLDER ON ALL OTHER MATTERS.

Receipt of Notice of Meeting and Proxy Statement is hereby acknowledged.

Dated:                      , 1998
       ---------------------

                                -----------------------------------------

                                -----------------------------------------
                                Please sign this proxy exactly as your name appears on your certificate. Joint owners should each sign personally. Trustees and executors and others signing in a representative capacity should indicate the capacity in which they sign.

                                                                  APPENDIX B
                          VAUGHN COMMUNICATIONS, INC.
                            1998 STOCK OPTION PLAN

     1.   PURPOSE

     The Plan is intended to provide a means for Vaughn Communications, Inc. (the "Company"), by offering incentives to selected management and other key employees of the Company, and of any majority owned direct or indirect subsidiaries of the Company, to attract and retain persons of ability and motivate them to advance the interests of the Company.

     It is intended that some of the options granted under the Plan will be designated and constitute "incentive stock options" within the meaning of
Section 422 or other similar provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the other options granted under the Plan will be designated and constitute "nonstatutory options," i.e., options not qualifying under Section 422 or other similar provisions of the Code. Unless otherwise indicated, the terms and conditions of the Plan shall apply equally to all options granted hereunder, whether incentive stock options or nonstatutory options. It is also intended that the Plan be administered so as to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

     2.   SHARES SUBJECT TO THE PLAN

     A total of 300,000 shares of authorized but unissued or reacquired $.10 par value Common Stock of the Company is reserved for issuance upon exercise of options under the Plan. If any option expires or terminates without having been exercised in full, the unacquired shares shall be available for the grant of future options under the Plan.

     3.   ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). Each of the members of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934. A "Non-Employee Director" under Rule 16b-3 means a director of the Company who is not (1) currently an officer of the Company or its parent or subsidiary or otherwise currently employed by the Company or its parent or subsidiary, (2) does not receive compensation, either directly or indirectly, from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K,
(3) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and
(4) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

     4.   ELIGIBILITY AND AMOUNT OF GRANT

     The Committee shall determine the grantees to whom (the "Optionees"), and the number of shares for which, incentive stock options and/or nonstatutory options shall be granted under the Plan. Optionees shall be management or other employees of the Company, including officers, or of any of the Company's aforesaid subsidiaries, who the Committee determines have contributed materially to the success of the Company or are in a position to contribute materially to the future success of the Company. Except as hereinafter limited, an eligible Optionee may be granted one or more options hereunder which may be incentive stock options and/or nonstatutory options. No eligible Optionee may receive options hereunder in any fiscal year of the Company, including for purposes of such calculation only all options received by the Optionee in such fiscal year under any other stock option plans of the Company, totaling more than Fifty Thousand (50,000) shares.

     Notwithstanding the foregoing and except as hereafter provided, an individual shall not be eligible to receive incentive stock options under the Plan, if before the incentive stock option is granted the individual owns (directly and through application of the constructive stock ownership attribution rules of Section 425(d) of the Code) more than Ten Percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary. This stock ownership provision shall not apply, and the individual shall be eligible to receive an incentive stock option, if at the time such option is granted the option exercise price is at least One Hundred Ten Percent (110%) of the fair market value of the stock subject to the option and the incentive stock option is not exercisable after the expiration of five years from the date the option is granted.

     Notwithstanding any other provision in this Plan, the aggregate fair market value (determined at the time an option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under this Plan and all other such plans of the Company and its subsidiaries pursuant to Section 422 or other similar provisions of the Code) shall not exceed $100,000. To the extent necessary to avoid such limitation, the shares granted to any Optionee under this Plan shall be deemed to be nonstatutory options.

     5.   OPTION PRICE

     The option exercise price for all incentive stock options granted under the Plan (except as otherwise herein provided) shall equal One Hundred Percent (100%) of the fair market value of the Company's Common Stock on the date of grant. The option exercise price for the nonstatutory options granted under the Plan shall not be less than 85% of the fair market value of the Common Stock on the date of grant. Fair market value shall be determined by the Committee based upon the last sale price of the Common Stock in the National Association of Securities Dealers Automated Quotations System (NASDAQ) for National Market Issues or, as applicable, for Small-Cap Issues, as reported by the National Association of Securities Dealers for the last business trading day preceding the date of grant, or through such other measure or means as the Committee may in good faith determine to be appropriate to determine such fair market value. The Committee may authorize the Chief Executive Officer or Secretary of the Company to make any determinations required in this Section 5.

     6.   OPTION TERMS

     Options granted hereunder shall be evidenced by an Option Agreement executed as of the date of grant by the Company and the Optionee, on such terms as may be determined by the Committee, including the following:

          (a) The Option Agreement shall specify whether the option is an incentive stock option or a nonstatutory option and shall set forth the number of shares and the option exercise price to which the option pertains. It shall also specify that the option shall vest on a year-to-year cumulative basis as to the number of shares covered by the option as follows: ten percent (10%) on the date of grant; plus fifteen percent (15%) on the first anniversary date of the date of grant; plus twenty-five percent (25%) on the second anniversary date of the date of grant; plus twenty-five percent (25%) on the third anniversary date of the date of grant; plus twenty-five percent (25%) on the fourth anniversary date of the date of grant. The option shall be exercisable in whole or in part as to any vested portion during the option term which shall be up to ten
     (10) years as specified by the Committee in the Option Agreement (except as otherwise provided in Section 4, this subsection and subsection (e) below and/or in the Option Agreement), except that the option shall first become exercisable six months after the date of grant and shall not be exercisable prior thereto.

          (b) The option exercise price shall be paid at the time of exercise which shall be in writing and, at the election of the Optionee, may be paid in cash and/or by the sale and delivery of certificates(s) duly endorsed for transfer, in shares of the Company's Common Stock already owned by the Optionee. Any shares so sold to the Company in payment of the option exercise price shall be valued at fair market value on the exercise date as determined by the Committee, or by the Chief Executive Officer or the Secretary of the Company as the Committee's designee (as provided in Section 5). Fair market value shall be deemed to be the last sale price of the Common Stock in the NASDAQ for National Market Issues or, as applicable, for Small-Cap Issues, as reported by the National Association of Securities Dealers for the last business trading day preceding the date of exercise. Any fractional share not required for payment of the option exercise price shall be paid for by the Company in cash on the basis of the same value utilized for such exercise.

          (c) If available, the Committee may also permit the Optionee to utilize any so-called "cashless exercise" procedures; to exercise the option through a national bank or trust company or brokerage firm which is a member of the

     National Association of Securities Dealers, pursuant to which upon presentation of written exercise to such bank, trust company or broker and to the Company, and upon authorization therefor by the Committee, any or all of the shares an Optionee is entitled to receive on exercise is sold by such bank, trust company or broker, or an agent therefor, and the option exercise price for the shares purchased by the Optionee is credited to a designated account of the Company on either the trade date or the customary settlement date, provided only that if the Company is not to receive credit of the option exercise price to its account until such settlement date, on or before the trade date the selling bank, trust company or broker confirm to the Company its obligation to pay the same to the Company as of the settlement date. The balance of the proceeds for any shares sold in a cashless exercise of an option, less customary brokerage commissions, handling fees, other related brokerage charges and interest expense pending settlement and delivery of certificate(s), if applicable, shall be credited to the Optionee's account. If the sale proceeds are insufficient therefor, such costs of sale shall be paid directly by the exercising Optionee. The Company shall instruct the Company's Transfer Agent and Registrar, in accordance with the request of the selling bank, trust company or broker and/or Optionee, to issue certificate(s) for the portion of the shares acquired on exercise which are sold in the cashless exercise to the selling bank, trust company or broker or its designee, and to issue certificate(s) for such shares acquired on exercise which are not sold in the cashless exercise, if any, to the Optionee or the Optionee's designee.

          The Committee, however, shall be free to alter the above or establish any rules appropriate to the use of any cashless exercise procedure, but shall not permit the same, unless or until exercise and sale of the shares are registered under the Securities Act of 1933 and in compliance with any applicable registration requirements of state securities law, and, in the case of officers of the Company or other persons subject to Section 16 of the Securities Exchange Act of 1934, in absence of an opinion of counsel for the Company that such cashless exercise transaction will not result in such person's violation of the rule against realization of short-swing profits pursuant to Section 16(b) thereof.

          (d) Unless the issuance of the shares upon the exercise of an option hereunder is registered under federal and state securities laws, the Optionee upon exercise shall be required to sign and deliver to the Company and be bound by a customary "investment letter," setting forth the Optionee's investment representation and securities law transfer restrictions consistent with federal and state securities law exemptions from registration for issuance of the shares on exercise and consistent with Rule 144 under the Securities Act of 1933, and requisite legends and stop transfer orders shall be placed upon or against the certificates for the shares by the Company's Transfer Agent and Registrar. Without regard to registration or exemption therefrom on exercise, if the Optionee is then an officer or other "affiliate" of the Company with the meaning of said Rule 144, securities law transfer restrictions consistent with said Rule 144 shall in any event be applicable and requisite legends and stop transfer orders shall be placed upon or against the certificates for the shares by the Company's Transfer Agent and

     Registrar. The Company shall not be obligated for but does currently anticipate registration of the shares issued under the Plan under federal and certain state securities laws.

          (e) If the Optionee, until such time continuously employed by the Company or its subsidiaries, is terminated by reason of death or disability or retires at or after age 57 or resigns as an employee of the Company within one year of a "Change of Control", the option, to the extent not previously exercised, may be exercised in whole or in part during the balance of the stated term of the option without regard to the annual exercise vesting provisions of subsection (a) above, except that no option shall be exercisable for a period of six
     (6) months after the date of grant, and except that an incentive stock option may be exercised only within three (3) months after termination of employment by reason of such event and shall thereupon expire, unless the Optionee shall die during such period or while employed in which case the option may be exercised within twelve (12) months after the death of the Optionee. The Committee may by prior approval also permit an Optionee to retire to the same effect or on any less favorable basis prior to age 57. The Committee may grant, withhold or condition its approval for any reason it deems to be in the best interests of the Company. In the event of the Optionee's death, the option may be exercised by the personal representative of the Optionee's estate and/or by the Optionee's heirs, as the case may be. If the Optionee's employment terminates for any other reason, the option shall expire on the date the Optionee's employment terminates. Notwithstanding anything herein to the contrary, unless expiring earlier in accordance with another express provision of this Plan or the Option Agreement, all options granted under the Plan shall terminate and expire ten (10) years after the date of grant. As used herein, a "Change of Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than such Optionee becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power (with respect to the election of directors) of the Company's then outstanding securities; (ii) at any time after the adoption of this Plan, individuals who as of the date of adoption of this Plan constitute the Board (and any new director whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office) cease for any reason to constitute a majority of the Board; (iii) the consummation of a merger or consolidation of the Company with or into any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power (with respect to the election of directors) of the securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation; or (iv) the consummation of a plan of complete liquidation of the Company or of an agreement for the sale or disposition by the Company of all or substantially all of the Company's business or assets.

          (f) The incentive stock options hereunder shall not be transferable, in whole or in part, by the Optionee except by will or the laws of descent and distribution. During the Optionee's lifetime, the incentive stock options granted hereunder shall be exercisable only by the Optionee, and only while and if continuously employed by the Company or a subsidiary of the Company, except as provided in Section 6(e) above. The nonstatutory stock options granted hereunder shall be subject to such restrictions on transfer (if any) imposed by the Committee.

          (g) An incentive stock option hereunder shall not contain terms pursuant to which the exercise of the option would affect the Optionee's right to exercise a nonstatutory option hereunder, or vice versa, such that the incentive stock option would be deemed a prohibited "tandem stock option" within the meaning of Section 422 of the Code and the regulations thereunder.

          (h) If the Optionee sells, exchanges or otherwise disposes of shares acquired upon exercise of an incentive stock option within two
     (2) years of the date of grant, or one (1) year after the date of exercise, the Optionee shall be required to notify the Company promptly in writing and disclose the amount of gain or loss resulting from the sale, exchange or other disposition of his or her shares.

          (i) If the Optionee's employment is terminated for any reason, except by reason of the Optionee's death, disability or retirement at or after the age of 57 or by the Optionee for "Good Reason" as defined below, within one year of such Optionee's exercise of all or any part of an option hereunder, then the amount of "Option Gain" as defined below realized upon such exercise shall be paid by such

     Optionee to the Company within twenty (20) days of the Optionee's date of termination. As used herein, "Option Gain" shall mean the excess of the fair market value of the shares of Common Stock received upon exercise of the option as of the date of exercise over the exercise price, multiplied by the number of shares of Common Stock purchased upon such exercise, without regard to any subsequent market price decrease or increase in shares of Common Stock. Fair market value shall be deemed to be the last sale price of the Common Stock in the NASDAQ for National Market Issues or, as applicable, Small-Cap Issues, as reported by the National Association of Securities Dealers for the last business trading date preceding the date of exercise. As used herein "Good Reason" shall be defined as
     (i) a material diminishment of the responsibilities, duties and authority of such Optionee's immediately prior position in the Company or under any written employment agreement between such Optionee and the Company, (ii) a material reduction in such Optionee's salary and bonus, if any, unless such reduction is reasonably related to the financial condition of the Company, (iii) the failure of the Company to provide such Optionee with all plans, programs and other benefits of the Company in accordance with the terms of any written employment agreement between such Optionee and the Company, (iv) the failure of any successors, assigns, or surviving corporation or entity to assume and faithfully perform the material obligations of the Company under any written employment agreement between the Optionee and the Company, or (v) the Company's commission of any material breach of any written employment agreement between the Optionee and the Company, which is not remedied by the

     Company in a reasonable period (but not less than ninety (90) days) after receipt of written notice thereof from such Optionee.

          (j) If any time within (i) the term of the Optionee's option hereunder, or (ii) three years after the Optionee's employment with the Company is terminated or (iii) three years after the Optionee's exercise of any portion of an option hereunder, the Optionee (iv) violates the terms of any noncompete or confidentiality provision set forth in an employment agreement between the Optionee and the Company, (v) discloses without the prior written consent of the Company (which consent may be withheld at the discretion of the Company) "Confidential Information" as defined below to any person not employed by the Company or authorized by the Company to receive such Confidential Information, (vi) solicits or assists anyone else in the solicitation of any of the Company's then current employees to terminate their employment with the Company and to become employed by any other business enterprise, (vii) directly or indirectly, alone or as a partner, consultant, advisor, employee or in any other capacity, engages in any commercial activity in competition with any part of the Company's business (which currently involves videotape duplication, compact disc replication and duplication and diskette duplication services to corporations, publishers, religious and educational companies and other institutional entities and the manufacture and sale of gift products and collectibles to retailers) in those states in which the Company conducted business during the term of the option or as of the date of termination of employment,
     (viii) engages in any activity which has a material and adverse effect upon the business or reputation of the Company, (ix) violates any of the Company's policies or (x) participates, directly or indirectly, in a hostile takeover attempt of the Company, then, and in such event, (xi) any and all options granted hereunder to such Optionee shall automatically terminate as of the date such Optionee first engages in any such prohibited activity, unless such options have previously terminated by operation of another term or condition of this Plan or the Option Agreement governing such option(s) and
     (xii) the Option Gain realized by such Optionee upon the exercise of all or any portion of such options shall be paid over to the Company within twenty (20) days of the date the Optionee first engages in such prohibited activity. As used herein, "Confidential Information" means information that is proprietary to the Company or proprietary to others and entrusted to the Company. Confidential Information also includes, but is not limited to, customer lists; information relating to business plans and to business that is conducted or anticipated to be conducted; past, current or anticipated products;
     and information concerning research, development, purchasing, accounting, computer software, selling and services.

          (k) The Committee may release the Optionee from all or any part of the terms of Subscctions 6(i) and 6(j) in its sole discretion; provided, however, that such release is in the best interests of the Company.

          (l) The Plan and the options granted hereunder and all determinations made and actions taken pursuant to this Plan, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Minnesota and construed accordingly without giving effect to principles of conflicts of laws.

     7.   TERMINATION

     Unless extended or sooner terminated by action of the Company's Board of Directors, the Plan shall terminate ten (10) years from its effective date. Options outstanding under the Plan at the time of termination shall remain in effect until exercise or expiration.

     8.   EFFECTIVE DATE

     The effective date of the Plan shall be May 5, 1998, the date of adoption by the Company's Board of Directors.

     9.   ADJUSTMENT OF SHARES

     In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Common Stock of the Company, appropriate equitable share and per share option exercise price adjustments in outstanding options, and appropriate equitable share adjustments in the shares then reserved for issuance under the Plan, shall be made by the Company's Board of Directors or by the President or Secretary of the Company acting as the Board's designated representative to prevent dilution or enlargement of rights.

     10.  AMENDMENT

     The Company's Board of Directors may amend the Plan at any time as determined to be in the best interests of the Company, including any amendment to extend or terminate the Plan. The Board shall not, however, without shareholder approval, increase the maximum number of shares subject to the Plan or restrict the class of persons eligible to be granted options under the Plan.